UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 18, 2014

INCEPTION MINING INC.

(Exact name of registrant as specified in its charter)

(Former Name of Registrant)

Nevada	333-147056	35-2302128
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification Number)

5320 South 900 East, Suite 260

Murray, Utah 84107

(Address of principal executive offices) (zip code)

801-428-9703

(Registrant’s telephone number, including area code)

Copies to:

Fleming PLLC

49 Front Street, Suite 206

Rockville Centre, New York 11570

Phone: (516) 833-5034

Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement
Item 2.03	Creation of a Direct Financial Obligation
Item 3.02	Unregistered Sales of Equity Securities

On February 18, 2014, Inception Mining Inc. (the “Company”) entered into a Note Purchase Agreement with Iconic Holdings, LLC (“Iconic”), for the sale of an 10% convertible promissory note in the principal amount of $220,000 with an original issue discount of $20,000 (the “Note”). The initial purchase price under the Note was $55,000 (the “Initial Closing Amount”) which closed on February 28, 2014. $5,000 (the “Fee”) of the Initial Closing Amount was retained by Iconic through an original issue discount for due diligence and legal bills related to the transaction.

The Note bears interest at the rate of 10% per annum. All interest and principal must be repaid on February 18, 2015. The Note is convertible into common stock, at Iconic’s option and will be equal to the lower of $0.45 or 60% of the lowest three daily VWAPs (Volume Weighted Average Price) of the Company’s common stock during the 20 consecutive trading days prior to the date on which Iconic elects to convert all or part of the Note. If the Company is placed on “chilled” status with the Depository Trust Company, the discount will be increased by 10% until such chill is remedied. The Note may not be prepaid in whole or in part by the Company.

Iconic has agreed to restrict its ability to convert the Note and receive shares of common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock of the Company. Additionally, Iconic may not convert more than $15,000 in principal and/or accrued interest during any three week period. The total net proceeds the Company received from this Offering was $55,000, less the Fee. As of the date of the Note, the Company is obligated on the Note issued to Iconic in connection with the offering. The Note is a debt obligation arising other than in the ordinary course of business, which constitutes a direct financial obligation of the Company.

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated there under since, among other things, the transaction did not involve a public offering, Iconic is an accredited investor, Iconic had access to information about the Company and their investment, Iconic took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

4.1	Note Purchase Agreement by and among the Company and the Iconic Holdings, LLC, dated February 18, 2014
4.2	Convertible Promissory Note issued to Iconic Holdings, LLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INCEPTION MINING INC.

Date: March 11, 2014	By:	/s/ Michael Ahlin
Michael Ahlin
Chief Executive Officer

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